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                                  BY-LAW NO. 1

                       A by-law relating generally to the
                           transaction of the business
                                 and affairs of

                                 IMAX MUSIC LTD.

                               (the "Corporation")

                                    DIRECTORS

1. Calling of and notice of meetings - Meetings of the board shall be held at such time and on such day as the Secretary or the board of directors may determine. Notice of meetings of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected.

2. Place of meetings - Meetings of the board may be held at any place within or outside Ontario and in any financial year of the Corporation it shall not be necessary for a majority of the meetings of the board to be held at a place within Canada.

3. Votes to govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

4. Interest of directors and officers generally in contracts - No director or officer shall be disqualified by office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Business Corporations Act (Ontario) (the "Act").

                             SHAREHOLDERS' MEETINGS

5. Quorum - At any meeting of shareholders, a quorum shall be one or more persons present in person and each entitled to vote thereat and holding or representing by proxy not less than a majority of the votes entitled to be cast thereat.

6. Casting Vote - In the case of an equality of votes at any meeting of shareholders the chairman of the meeting shall not be entitled to a second or casting vote.

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7.       Meetings by Telephonic or Electronic Means - A meeting of the shareholders may be held by telephonic or electronic means and a shareholder who, through those means, votes at a meeting of shareholders or establishes a communications link to the meeting shall be deemed for the purposes of the Act to be present at the meeting.

                                 INDEMNIFICATION

8. Indemnification of directors and officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Act.

9. Indemnity of others - Except as otherwise required by the Act and subject to paragraph 8, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

10. Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

11. No liability of directors or officers for certain matters - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the

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Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

                      BANKING ARRANGEMENTS, CONTRACTS, ETC.

12. Banking arrangements - The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

13. Execution of instruments - Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed manually, electronically, by facsimile or in counterpart by (i) any two directors; (ii) any two officers; or (iii) any one officer together with any one director, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either manually, electronically or by facsimile either contracts, documents or instruments in writing generally or to deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities), proxies for shares and other securities and all paper writings.

                                  MISCELLANEOUS

14. Invalidity of any provisions of this by-law - The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

15. Omissions and errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

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                                 INTERPRETATION

16. Interpretation - In this by-law and all other by-laws of the Corporation words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; "articles" include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles or reorganization, articles of arrangement and articles of revival; "board" shall mean the board of directors of the Corporation; "Business Corporations Act" shall meant he Business Corporations Act, R.S.O. 1990, c. B.16 as amended from time to time or any Act that may hereafter be substituted therfor; and "meeting of shareholders" shall mean and include an annual meeting of shareholders and a special meeting of shareholders.

         MADE as of December 11, 2000

                                                     /s/ G. Mary Ruby
                                                     ---------------------------
                                                     Secretary

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         RESOLVED that the foregoing By-Law No. 1 is made a by-law of the
Corporation. The undersigned, being the sole director of IMAX Music Ltd., signs the foregoing resolution.

         DATED as of December 11, 2000
                                                     /s/ G. Mary Ruby
                                                     ---------------------------
                                                     G. Mary Ruby

         RESOLVED that the foregoing By-Law No. 1 of the by-laws of the Corporation is confirmed.

         The undersigned, being the sole shareholder of IMAX Music Ltd., signs the foregoing resolution.

         DATED as of December 11, 2000

                              IMAX CORPORATION

                                                  John M. Davison
                                                  President and
                   Per     /s/                    Chief Operating Office
                           -----------------------

                                                        Mark J. Thornley
                   Per:    /s/                    Senior Vice President Finance
                           -----------------------

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